UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2012

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070 MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2012, Geron Corporation (the “Company” or “Geron”) appointed Susan M. Molineaux, Ph.D., and Daniel M. Bradbury to its board of directors (the “Board”). Dr. Molineaux joins the Board’s Nominating and Corporate Governance Committee and fills a Class III Board position, expiring at the Company’s 2014 Annual Meeting of Stockholders. Mr. Bradbury joins the Board’s Audit Committee and fills a Class II Board position, expiring at the Company’s 2013 Annual Meeting of Stockholders.  The appointments of Dr. Molineaux and Mr. Bradbury were effective immediately.

Susan M. Molineaux

Dr. Molineaux has more than 20 years of biotechnology industry experience. She currently serves as Chief Executive Officer and President of Calithera Biosciences, Inc., a privately-held biotechnology company developing oncology therapeutics, which she co-founded in June 2010.  Prior to Calithera, Dr. Molineaux co-founded Proteolix, Inc., a privately-held oncology-oriented biopharmaceutical company, where she served as Chief Scientific Officer from December 2003 until December 2005 and from February 2009 until November 2009, and as President and Chief Executive Officer from January 2006 until February 2009.  Dr. Molineaux was responsible for leading the development of Proteolix’s second generation proteasome inhibitor, carfilzomib (now marketed as Kryprolis), for the treatment of multiple myeloma, from discovery through completion of clinical trials for accelerated approval, until the company’s acquisition by Onyx Pharmaceuticals, Inc. in November 2009.  From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc., a biopharmaceutical company focused on inflammatory and autoimmune diseases.  She served as Vice President of Biology at Praelux, Inc. from 1999 to 2000, and from 1994 through 1999, as Vice President of Drug Development at Praecis Pharmaceuticals, Inc., an oncology-focused biopharmaceutical company.  From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co., a pharmaceutical company.  Dr. Molineaux holds a B.S. degree in Biology from Smith College and a Ph.D. degree in Molecular Biology from Johns Hopkins University, and completed a postdoctoral fellowship at Columbia University.  She currently serves as the Co-Vice Chair of Bay Bio, Northern California’s Life Science Association, and as a member of the board of directors of We Teach Science, a San Francisco Bay Area mentoring program for students in math and science.

Daniel M. Bradbury

Mr. Bradbury has nearly 30 years of pharmaceutical and biotechnology industry experience.  He serves as a member of the boards of directors of Illumina, Inc. and Castle Biosciences, and the board of trustees of the Keck Graduate Institute.  Mr. Bradbury served as Chief Executive Officer of Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on diabetes and metabolic disorders, from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012.  Mr. Bradbury served as Amylin’s President from June 2006 until March 2007, as Chief Operating Officer from June 2003 until June 2006, as Executive Vice President from June 2000 until June 2003 and in other positions in corporate development and marketing from 1994 until 2000.  In addition, Mr. Bradbury served as a member of the board of directors of Amylin from June 2006 until August 2012.  Prior to joining Amylin, he spent ten years at SmithKline Beecham Pharmaceuticals, a pharmaceutical company, holding a number of sales and marketing positions.  Mr. Bradbury is a member of the Royal Pharmaceutical Society of Great Britain and serves on the University of California San Diego, Rady School of Management’s Advisory Council, RAND Health Board of Advisors and University of Miami’s Innovation Corporate Advisory Council.  He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

There is no arrangement or understanding between Dr. Molineaux and the Company or any other person, or Mr. Bradbury and the Company or any other person, pursuant to which Dr. Molineaux or Mr. Bradbury was selected as a director.

As members of Geron’s Board, Dr. Molineaux and Mr. Bradbury will each receive an annual base retainer of $42,500 (the “Base Retainer”).  In addition, as a member of the Company’s Nominating and Corporate Governance Committee, Dr. Molineaux will receive an additional $5,000 retainer annually, and as a member of the Company’s Audit Committee, Mr. Bradbury will receive an additional $12,500 retainer annually (each amount, the “Additional Retainer”).  The Base Retainer and the Additional Retainer amounts will be paid quarterly in arrears and may be payable in cash, or, at the election of Dr. Molineaux or Mr. Bradbury, in fully vested shares of Geron common stock based on the closing sales price of Geron common stock on the NASDAQ Global Select Market as of the end of each quarter.

Pursuant to the terms of Geron’s 2006 Directors’ Stock Option Plan (the “Directors’ Plan”), as amended and restated on March 13, 2012, Dr. Molineaux and Mr. Bradbury each were granted on September 26, 2012 an option to purchase 70,000 shares of Geron common stock (the “First Option”) at an exercise price of $1.72 per share, which is equal to the closing sales price of Geron common stock as listed on the NASDAQ Global Select Market on September 26, 2012.   For each year of service on the Board, Dr. Molineaux and Mr. Bradbury will each also automatically be granted pursuant to the Directors’ Plan a further option (the “Subsequent Option”) to purchase an additional 35,000 shares of Geron common stock on the date of each annual meeting of the Company’s stockholders.  The exercise price of any Subsequent Option shall be equal to the closing sales price of Geron common stock as listed on the NASDAQ Global Select Market on the date of grant.  The First Option and any Subsequent Options are immediately exercisable. The shares underlying the First Option will vest in installments of 33 1/3% on each of the first, second and third anniversaries of the date of grant, and the shares underlying any Subsequent Option will vest 100% on the first anniversary of the date of the grant, provided Dr. Molineaux and Mr. Bradbury each continue to provide services to the Company.  The term of the First Option is and any Subsequent Option will be ten (10) years from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	September 28, 2012	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General Counsel and Corporate Secretary

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